Exhibit 10.5

                                 XENOMICS, INC.
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                          STOCK OPTION GRANT AGREEMENT
                         FOR NONSTATUTORY STOCK OPTIONS

         Xenomics, Inc., a Florida corporation (the "COMPANY") does hereby grant to SAMUIL UMANSKY (the "Optionee"), subject to stockholder approval of an amendment to the Plan (as defined herein) increasing the number of shares issuable pursuant to the Plan, an option (the "OPTION"), that is NOT intended to qualify as an incentive stock option ("ISO") pursuant to Section 422(b) of the Internal Revenue Code, to purchase shares of the Company's common stock ("STOCK") in the number and subject to terms and conditions of this Stock Option Grant Agreement (the "GRANT AGREEMENT"), the Company's 2004 Stock Option Plan (the "PLAN") and the Terms of Option Agreement for Nonstatutory Stock Options (the "OPTION AGREEMENT"). The provisions of the Plan and the Option Agreement are incorporated herein by reference, and copies of the Plan and Option Agreement have been given to Optionee. The following are the general terms of the Option for shares of Stock ("OPTION SHARES") granted to Optionee by this Grant Agreement.

         The grant date of the Option ("GRANT DATE") is MAY 24, 2005.

         The number of Option Shares granted to Optionee is 225,000 shares of Stock.

         The exercise price ("EXERCISE PRICE") at which Optionee can purchase Option Shares is $2.50 per share.

         This Option is not immediately exercisable ("IMMEDIATELY EXERCISABLE").

         The first day that Option Shares commence to vest is the Grant Date. Option Shares shall vest in accordance with the following schedule ("VESTING SCHEDULE"):

         75,000 Option Shares shall vest on the first anniversary of the Grant Date;

         75,000 Option Shares shall vest on the second anniversary of the Grant Date; and

         75,000 Option Shares shall vest on the third anniversary of the Grant Date.

         The Option shall expire, and be of no further force or effect, on the earlier of the tenth anniversary of the Grant Date or, except in the event of Involuntary Termination, four years after Optionee ceases to serve as an Executive to the Company under the Employment Agreement.

         Net Exercise is available to Optionee.

         Special Provisions are not set forth on Schedule A hereto.


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         The Optionee represents that he/she is familiar with the terms and provisions of the Option Agreement, including the Unvested Share Repurchase Option, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Option. The Optionee acknowledges receipt of a copy of the Plan.

OPTIONEE                                             XENOMICS, INC.


------------------------                             By:
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Address:                                             Its:
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